EXHIBIT 4.39
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                                  28 March 2002



                     BIOGLAN PHARMA PLC (In Administration)

                                       AND


                            CeNeS PHARMACEUTICALS PLC

                                       AND


                           CeNeS DRUG DELIVERY LIMITED

                                       AND


                                  CeNeS LIMITED

                                       AND

                              DAVID KENNETH DUGGINS



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                       DEED OF SETTLEMENT AND TERMINATION

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THIS DEED is made the 28th day of March 2002 between:

(1) BIOGLAN PHARMA PLC (In Administration), a Company incorporated in England and Wales (registered number (01779870)) whose registered office is c/o Arthur Andersen, 180 Strand, London WC2R 2NT ("Bioglan");

(2) CeNeS PHARMACEUTICALS PLC a company incorporated in Scotland (registered number SC166791) whose registered office is at Riverside Way, Riverside Business Park, Irvine, Ayrshire, KA11 5DJ ("CeNeS Plc");

(3) CeNeS DRUG DELIVERY LIMITED a company incorporated in Scotland (registered number SC131764) whose registered office is at Riverside Way, Riverside Business Park, Irvine, Ayrshire, KA11 5DJ of ("CDD");

(4) CeNeS LIMITED a company incorporated in England and Wales (registered number (3078451)) whose registered office is at Compass House, Vision Park, Chivers Way, Histon, Cambridge CB4 82R ("CeNeS"); and

(5) David Kenneth Duggins of Arthur Andersen, 180 Strand, London WC2R 2NT (the "Administrators")

WHEREAS

(A) Bioglan for itself and on behalf of its Affiliates and CeNeS entered into a development and licence agreement dated 31 January 2000 ("Fentanyl One") relating to the use of Bioglan's sublingual aerosol containing Fentanyl as extended in a licence agreement dated 17 April 2000 ("Fentanyl Two");

(B) CDD and Bioglan for itself and on behalf of its Affiliates entered into a development and licence agreement dated 17 April 2000 relating to CDD's product, Moraxen(TM), as extended in a variation letter dated 17 August 2001 (together the "Moraxen Licence");

(C) Bioglan for itself and on behalf of its Affiliates and CeNeS entered into a development and licence agreement dated 17 April 2000 relating to Bioglan's drug delivery systems Biosphere(TM), Dermastick(TM) and ES-Gel(TM) (the "Drug Delivery Licence");

(D) CDD and Bioglan for itself and on behalf of its Affiliates entered into a development and licence agreement dated 17 April 2000 relating to CeNeS's drug delivery system, Depocore(TM), (the "Depocore Licence");



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(E)      The Parties entered into subscription agreements dated 31 January and
         17 April 2000 under which Bioglan subscribed for a total of 8,965,866 (eight million, nine hundred and sixty-five thousand, eight hundred and sixty-six) ordinary shares (the "Shares") in CeNeS (the "Subscription Agreements");

(F) The respective parties now wish to terminate the Agreements (as defined below) upon the terms and subject to the conditions set out in this Deed;

(G) On 21 February 2002 Bioglan was placed into Administration and the Administrators were appointed to manage its affairs, business and property pursuant to section 8 of the Insolvency Act 1986.

THIS DEED WITNESSETH AS FOLLOWS:

1        DEFINITIONS AND INTERPRETATION

1.1 "Agreements" shall mean the Fentanyl One Licence, the Fentanyl Two Licence, the Moraxen Licence, the Drug Delivery Licence, the Depocore Licence and the Subscription Agreements;

1.2 "Affiliate" shall mean a person, company or legal entity which is controlled by or controls either of the Parties (by majority ownership or otherwise). For the purposes hereof, "control" shall mean the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise;

1.3      "Code" shall mean the City Code on Takeovers and Mergers;

1.4 "Controlled Period" shall mean the period from the date of this Deed until 31 December 2002;

1.5      "Effective Date" shall mean 28 March 2002.

2        TERMINATION OF FENTANYL ONE LICENCE AND FENTANYL TWO LICENCE

2.1 The Fentanyl One Licence and the Fentanyl Two Licence are hereby terminated and notwithstanding article 12.6 of Fentanyl One and article
         12.6 of the Fentanyl Two Licence and save as set out below shall cease to have any further force or effect and all rights to the Product (as


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         defined in the Fentanyl One Licence) shall revert absolutely and irrevocably to Bioglan. Bioglan and CeNeS hereby irrevocably waives any right each party may have against the other for breach of the terms of either the Fentanyl One Licence or the Fentanyl Two Licence. For the avoidance of doubt Bioglan hereby irrevocably waives any right it may have to receive payment of the sums set out in articles 7.1.2, 7.1.3 and 7.1.4 of the Fentanyl One Licence and CeNeS shall cease to have the benefit of the licence grant set out in Clause 2.1 of the Fentanyl One Licence.

2.2 The provisions of articles 8.1 and 10 of the Fentanyl One Licence shall survive termination of the Fentanyl One Licence and articles 8.1 and 10 of the Fentanyl Two Licence shall survive the termination of the Fentanyl Two Licence.

2.3 Both Parties shall return all confidential information received from the other party within 90 (ninety) days of the Effective Date in accordance with article 12.6 of the Fentanyl One Licence and article
         12.6 of the Fentanyl Two Licence.

3        TERMINATION OF THE MORAXEN LICENCE

3.1      The Moraxen Licence is hereby terminated and notwithstanding article
         12.6 of the Moraxen Licence and save as set out below, shall cease to have any further force or effect and all rights to the Product (as defined in the Moraxen Licence) shall revert absolutely and irrevocably to CDD. Bioglan and CDD hereby irrevocably waives any rights each party may have against the other for breach of the terms of the Moraxen Licence. For the avoidance of doubt the grant of the rights set out in paragraph 3 of the variation letter dated 17 April 2001 (the "Variation Letter") by CDD to Bioglan shall be unconditionally surrendered by Bioglan.

3.2 Bioglan shall comply with its obligations pursuant to article 12.5.1 of the Moraxen Licence which obligation shall survive termination of the Moraxen Licence and Bioglan shall cease to have the benefit of the licence grant set out in Clause 3.1 of the Moraxen Licence.

3.3 Bioglan shall immediately terminate any sub licence (to the extent not already terminated) granted pursuant to the Moraxen Licence.

3.4 The provisions of article 10 (for the period of 10 (ten) years from the Effective Date) of the Moraxen Licence shall survive the termination of the Moraxen Licence.


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3.5      Both Parties shall return all confidential information received from the other party within 90 (ninety) days of the date of this Deed in accordance with article 12.6 of the Moraxen Licence.

4        TERMINATION OF THE DRUG DELIVERY LICENCE

4.1      The Drug Delivery Licence is hereby terminated and notwithstanding article 13.6 of the Drug Delivery Licence and save as set out below shall cease to have any further force or effect and all rights to the Product (as defined in the Drug Delivery Licence) shall revert absolutely and irrevocably to Bioglan. Bioglan and CeNeS hereby irrevocably waives any rights each party may have against the other for breach of the terms of the Drug Delivery Licence and CeNeS shall cease to have the benefit of the licence grant set out in Clause 3.1 of the Drug Delivery Licence.

4.2 The provisions of articles 9.1 and 11 of the Drug Delivery Licence shall survive the termination of the Drug Delivery Licence, where relevant, for the periods set out therein.

4.3 Both Parties shall return all confidential information received from the other party within 90 (ninety) days of the Effective Date in accordance with article 13.6 of the Drug Delivery Licence.

5        TERMINATION OF THE DEPOCORE LICENCE

5.1      The Depocore Licence is hereby terminated and notwithstanding article
         13.6 of the Depocore Licence and save as set out below shall cease to have any further force or effect and all rights of the Product (as defined in the Depocore Licence) shall revert absolutely and irrevocably to CDD. Bioglan and CDD hereby irrevocably waives any rights each party may have against the other for breach of the terms of the Depocore Licence and Bioglan shall cease to have the benefit of the licence grant set out in Clause 3.1 of the Depocore Licence.

5.2 The provisions of articles 9.1 and 11 of the Depocore Licence shall survive the termination of the Depocore Licence, where relevant, for the periods set out therein.

5.3 Both Parties shall return all confidential information received from the other party within 90 (ninety) days of the date of this Deed in accordance with article 13.6 of the Depocore Licence.



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6        TERMINATION OF THE SUBSCRIPTION AGREEMENTS

6.1 The Subscription Agreements are hereby terminated and shall cease to have any further force and effect and Bioglan and CeNeS plc hereby irrevocably waives any rights each party may have against the other for breach of the terms of the Subscription Agreements.

6.2 The provisions of Clause 7 below shall apply to the Shares subscribed for pursuant to the Subscription Agreements.

7        RESTRICTION ON SALES OF THE SHARES

7.1 Bioglan undertakes and agrees with CeNeS plc that during the Controlled Period Bioglan will not dispose or agree to dispose of any interest in all or any of the Shares except by means of a sale or transfer of such Shares through CeNeS plc's stockbrokers as notified by CeNeS plc from time to time. If CeNeS plc's stockbrokers fail to offer competitive prices or commission rates within 5 business days of Bioglan notifying them of a desire to sell, Bioglan may sell via another bona fide stockbroker acting in good faith (the "Alternative Broker") upon notifying CeNeS plc of the price and quantity of Shares to be sold subject always to CeNeS's stockbroker electing to match the price and commission rate which Bioglan can achieve through the Alternative Broker.

7.2 The restriction contained in Clause 7.1 shall not apply to any of the following:-

         7.2.1 an acceptance by Bioglan of a general offer for the share capital of CeNeS made in accordance with the Code or otherwise where such offer relates to the entire issued share capital of CeNeS other than any Shares held by the offeror or persons acting in concert with the offeror for the purposes of the Code in relation to such offer; or

         7.2.2 any compromise or arrangement under Section 425 of the Companies Act 1985 providing for the acquisition by any person (or group of persons acting in concert) of 50 per cent. or more of the equity share capital of CeNeS; or

         7.2.3 any scheme of reconstruction under Section 110 of the Insolvency Act 1986 in relation to CeNeS; or

         7.2.4 the execution by Bioglan of an irrevocable commitment to accept a general offer for the whole of the issued equity share capital of CeNeS plc (other than any equity share


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                  capital held by the offeror or persons acting in concert with the offeror for the purposes of the Code in relation to such offer).

PROVIDED ALWAYS THAT any disposals pursuant to Clause 7.2 shall be notified in advance to CeNeS plc in writing.

8        CAPACITY OF ADMINISTRATORS

8.1 This Deed is signed by the Administrators in their capacity as agents of Bioglan. The parties agree that the Administrators shall incur no personal liability whatsoever under the terms of this Deed.

9        NOTICES

9.1 Any notice or other document given under this Agreement shall be in writing in the English language and shall be given by hand or sent by prepaid airmail, by facsimile transmission or e-mail to the address of the receiving Party as set out in Clauses 20.3 below unless a different address or facsimile number has been notified to the other in writing for this purpose.

9.2      Each such notice or document shall:

         9.2.1 if sent by hand, be deemed to have been given when delivered at the relevant address;

         9.2.2    if sent by prepaid airmail, be deemed to have been given seven
                  (7) days after posting; and

         9.2.3 if sent by facsimile transmission be deemed to have been given when transmitted provided that a confirmatory copy of such facsimile transmission shall have been sent by prepaid airmail within 24 (twenty four) hours of such transmission.

9.3      CeNeS's address for services of notices and other documents shall be:

         Compass House
         Vision Park
         Chivers Way
         Cambs CB4 9ZR

         For the Attention of the Company Secretary


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         Fax No:  01223 266467

         CeNeS Plc's address for services of notices and other documents shall be:

         Riverside Way
         Riverside Business Park
         Irvine
         Ayrshire
         KA11 5DJ

         For the Attention of the Company Secretary
         Fax No:  01223 266467

         CeNeS Drug Delivery Limited address for services of notices and other documents shall be:

         Riverside Way
         Riverside Business Park
         Irvine
         Ayrshire
         KA11 5DJ

         For the Attention of the Company Secretary
         Fax No:  01223 266467

         Bioglan's address for service of notices and other documents shall be:

         c/o David Kenneth Duggins
         Arthur Andersen
         180 Strand
         London WC2R 2NT

         Fax No:  020 7438 3771

         Administrators address for service of notices and other documents shall be:

         David Kenneth Duggins
         Arthur Andersen
         180 Strand
         London WC2R 2NT

         For the Attention of David Kenneth Duggins
         Fax No:  020 7438 3771



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10       PUBLICITY

10.1 Each party agrees that the terms and conditions of this Deed shall be treated as confidential information and that no reference hereto shall be made without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed) except (i) as required by applicable disclosure laws, including the rules and regulations of any Stock Exchange or regulatory body relevant to the disclosing party (ii) to its accountants, banks, financing sources, lawyers and other professional advisers in connection with this Agreement, provided that such party undertakes in writing (or is otherwise bound by rules of professional conduct) to keep such information strictly confidential, (iii) as necessary in connection with the enforcement of this Agreement between the parties, or (iv) pursuant to joint press releases of the parties prepared in good faith, or (v) as required by statute, or (vi) in the proper performance of the Administrators' duties and obligations as Administrators of Bioglan.

11       AMENDMENT

11.1 No modification or amendment of this Agreement shall be valid or binding upon the Parties unless made in writing and duly executed on behalf of the Parties.

12       GOVERNING LAW

12.1 This Deed shall be construed under and interpreted pursuant to the Laws of England.

12.2 The Parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of England in relation to any dispute arising under or pursuant to the terms of this Deed.

AS WITNESS the words of the parties or their duly authorised representatives the day and year first above written.


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Executed as a DEED                 )
for and on behalf of               )        /s/ David Duggins
BIOGLAN PHARMA PLC                 )        David Duggins
(In Administration)                )
by its Administrators              )        /s/ Ian Best
                                            Ian Best



Executed as a DEED                 )
for and on behalf of               )        /s/ Neil Clark
CeNeS PHARMACEUTICALS PLC          )        Director


                                            /s/ Authorized Signatory
                                            Director / Secretary



Executed as a DEED                 )
for and on behalf of               )        /s/ Neil Clark
CeNeS DRUG DELIVERY LIMITED        )        Director


                                            /s/ Authorized Signatory
                                            Director / Secretary



Executed as a DEED                )
for and on behalf of              )        /s/ David Kenneth Duggins
CeNeS LIMITED                     )        Director

                                           /s/ Authorized Signatory
                                           Director / Secretary

SIGNED, SEALED AND DELIVERED      )
by David Kenneth Duggins          )        /s/ David Kenneth Duggins
                                  )        David Kenneth Duggins


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